UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 W. Germantown Pike, Suite 110

Plymouth Meeting, PA 19462

(Address of principal executive offices, including zip code)

(267) 440-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Inovio Pharmaceuticals, Inc. (the “Company”) has received notification from MedImmune Limited (“AstraZeneca”), a subsidiary of AstraZeneca PLC, that AstraZeneca intends to discontinue activities with respect to the research collaboration programs, other than MEDI0457, that are the subject of the parties’ license and collaboration agreement dated August 7, 2015. Under that agreement, in addition to MEDI0457, AstraZeneca had rights to co-develop up to two new DNA-based cancer vaccine product candidates.

The parties continue to pursue the development of MEDI0457, and AstraZeneca continues to evaluate MEDI0457, in combination with its PD-L1 checkpoint inhibitor, durvalumab, in multiple Phase 2 clinical trials in patients with cancers associated with human papillomavirus, or HPV. The Company continues to be eligible to receive potential milestone payments with respect to the development and commercialization of MEDI0457, as well as up to double-digit tiered royalties on any MEDI0457 product sales, if it is approved for marketing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

Date: May 28, 2019	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer